Exhibit 10.61

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

April 4, 2005	CONFIDENTIAL

LICENSE AGREEMENT FOR THE NINTENDO DS SYSTEM
(EEA, AUSTRALIA AND NEW ZEALAND)

THIS LICENSE AGREEMENT (“Agreement”) is entered into between NINTENDO CO., LTD. (“NINTENDO”) at 11-1 Kamitoba Hokotate-cho, Minami-ku, Kyoto, Japan 601-8501, Attn: General Manager, International Business Administration Department (Fax: 81.75.662.9619), and ACTIVISION, INC., a corporation of Delaware, and its subsidiaries (and Activision Publishing, Inc., a corporation of Delaware, Activision UK, Ltd., a limited company of the United Kingdom; ATVI France, S.A.S., a corporation of France; Activision GmbH, a corporation of Germany, and Activision Pty., Ltd., a limited company of Australia) (jointly and severally “LICENSEE”) at 3100 Ocean Park Blvd., Santa Monica, CA 90405, Attn: Mr. George Rose (Fax: 310.255.2152).  NINTENDO and LICENSEE agree as follows:

1.             RECITALS

1.1           NINTENDO designs, develops, manufactures, markets and sells advanced design, high-quality video game systems, including the Nintendo DS system.

1.2           LICENSEE desires a license to use highly proprietary programming specifications, development tools, trademarks and other valuable intellectual property rights of NINTENDO to develop, have manufactured, advertise, market and sell video game software for play on the Nintendo DS system.

1.3           NINTENDO is willing to grant a license to LICENSEE on the terms and conditions set forth in this Agreement.

2.             DEFINITIONS

2.1           “Artwork” means the design specifications for the Game Card label and Printed Materials in the format specified by NINTENDO in the Guidelines.

2.2           “Bulk Goods” means the Game Cards with Game Card labels affixed.

2.3           “Development Tools” means the development kits, programming tools, emulators and other materials that may be used in the development of Games under this Agreement.

2.4           “Effective Date” means the last date on which all parties shall have signed this Agreement.

2.5           “Finished Product(s)” means the fully assembled Game Card with a Game Card label and packaged in a plastic case or other form of protective packaging, together with Printed Materials.

2.6           “Game Card(s)” means custom card media specifically manufactured under the terms of this Agreement for play on the Nintendo DS system, incorporating semiconductor components in which a Game has been stored.

2.7           “Game(s)” means the Nintendo DS version of an interactive video game program, or other applications approved by NINTENDO (including source and object/binary code) developed for the Nintendo DS system.

2.8           “Guidelines” means the current version or any future revision of the “Nintendo DS Guidelines”, pertaining to layout, trademark usage and other requirements for the Game Card label, instruction manual and Game Card packaging; “Marketing Materials”; “Nintendo DS Development Manual”; “Guidelines on Ethical Content”; “Nintendo DS Software Submission Requirements” together with related guidelines that NINTENDO may provide to LICENSEE from time to time.  The Guidelines on Ethical Content are attached as Annex A, and the remainder of the Guidelines have been provided to LICENSEE independent of this Agreement.  The Guidelines may be changed or updated from time to time without notice, and the versions current from time to time will be available on request from NINTENDO.

2.9           “Independent Contractor” means any individual or entity that is not an employee of LICENSEE, including any independent programmer, consultant, contractor, board member or advisor.

2.10         “Intellectual Property Rights” means individually, collectively or in any combination, Proprietary Rights owned, licensed or otherwise held by NINTENDO that are associated with the development, manufacturing, advertising, marketing or sale of the Licensed Products, including, without limitation, (a) registered and unregistered trademarks and trademark applications used in connection with Games for the Nintendo DS system including “Nintendo™”, “Nintendo DS™”, and the “Official Nintendo Seal of Quality™”, (b) select trade dress associated with the Nintendo DS system and licensed Games for play thereon, (c) Proprietary Rights in the Security Technology incorporated into the Game Cards, (d) rights in the Development Tools for use in developing the Games, (e) patents, patent applications, utility models or design registrations associated with the Game Cards, (f) copyrights in the Guidelines, and (g) other Proprietary Rights of NINTENDO in the Confidential Information.

2.11         “Licensed Products” means (a) Finished Products, or (b) Bulk Goods when fully assembled and packaged in a plastic case or other form of protective packaging with the Printed Materials.

2.12         “Marketing Materials” means marketing, advertising or promotional materials developed by or for LICENSEE (or subject to LICENSEE’s approval) to promote the sale of the Licensed Products, including, but not limited to, television, radio and on-line advertising, point-of-sale materials (e.g. posters, counter-cards), package advertising, print media or materials and all audio or video media other than the Game that is to be included on the Game Card.

2.13         “NDA” means the non-disclosure agreement providing for the protection of Confidential Information related to the Nintendo DS system previously entered into between NINTENDO and/or Nintendo of America Inc., NINTENDO’s subsidiary of Redmond, Washington, USA (“NOA”) and LICENSEE.

2.14         “Notice” means any notice permitted or required under this Agreement. All Notices shall be sufficiently given when (a) personally served or delivered, (b) transmitted by facsimile, with an original sent concurrently by mail, or (c) deposited, postage prepaid, with a guaranteed air courier service, in each case addressed as stated herein, or addressed to such other person or address either party may designate in a Notice. Notice shall be deemed effective upon the earlier of actual receipt or two (2) business days after transmittal.

2.15         “Price Schedule” means the current version or any future revision of NINTENDO’s schedule of purchase prices and minimum order quantities for Finished Products and Bulk Goods.  The Price Schedule has been provided to LICENSEE independent of this Agreement and may be changed or updated from time to time without notice, and the version current from time to time will be available on request from NINTENDO.

2.16         “Printed Materials” means the Game Card label and title sheet, user instruction booklet, poster, warranty card and LICENSEE inserts incorporating the Artwork, together with a Health and Safety Precautions Booklet as specified by NINTENDO.

2.17         “Proprietary Rights” means any rights or applications for rights to the extent recognized anywhere in the Territory relating to the Nintendo DS System, and owned, licensed or otherwise held in patents, trademarks, service marks, copyrights and neighboring rights, semiconductor chip layouts or masks, trade secrets, utility models, registered design rights, unregistered design rights, database rights, get up, trade dress, moral rights and publicity rights, together with all inventions, discoveries, ideas, know-how, data, information processes, methods, procedures, formulas, drawings and designs, computer programs, software source code and object code, and all amendments, modifications, and improvements thereto for which such patent, trademark, service mark, copyright and neighboring rights, semiconductor chip layouts or mask, trade secrets, utility models, registered design rights, unregistered design rights, database rights, get up, trade dress, moral rights or publicity rights may exist or may be sought and obtained in the future.

2.18         “Reverse Engineer(ing)” means, without limitation, [***] or (c) any other technique designed to extract source code or facilitate the duplication of a program or product.

2.19         “Security Technology” means, without limitation, any security signature, bios, data scrambling, password, hardware security apparatus, watermark, hologram, encryption, Digital Rights management system, copyright management information system or any feature that facilitates or limits compatibility with other hardware, software, or accessories or other peripherals outside of the Territory or on a different video game system.

2.20         “Sole License” shall mean a license under which only the licensor and a single licensee can utilize the subject matter of the license.

2.21         “Term” means three years from the Effective Date.

2.22         ‘Territory” means any and all countries within the European Economic Area; namely Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, the Netherlands, Norway, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom.  The Territory shall also include Australia, New Zealand, Switzerland and Turkey.  NINTENDO may add additional countries to the Territory upon written notice to LICENSEE.

2.23         “TM” means trade mark of NINTENDO, whether registered or not.

3.             GRANT OF LICENSE; LICENSEE RESTRICTIONS

3.1           Limited License Grant.  For the Term and for the Territory, NINTENDO grants to LICENSEE a nonexclusive, nontransferable, limited license to use the Intellectual Property Rights for the purpose of and to the extent necessary, to develop Games for manufacture, advertising, marketing and sale as Licensed Products, subject to the terms and conditions of this Agreement.  [***]

3.2           LICENSEE Acknowledgement.  LICENSEE’s use of the Intellectual Property Rights shall not create any right, title or interest of LICENSEE therein. In the event that LICENSEE challenges NINTENDO’s ownership or the validity of the Intellectual Property Rights, NINTENDO may terminate this Agreement without any notice or procedure.

3.3           Restrictions on License Grant.  NINTENDO does not guarantee that the hardware for the Nintendo DS system is distributed throughout the Territory.  Moreover, the present limited license to LICENSEE does not extend to the use of the Intellectual Property Rights for the following purposes:

(a)           grant access to, distribute, transmit or broadcast a Game by electronic means or by any other means known or hereafter devised, including, without limitation, by wireless, cable, fiber optic, telephone lines, microwave, radiowave, computer or other device network, except (a) as a part of wireless game play on and among Nintendo DS systems, (b) for the purpose of facilitating game development under the terms of this Agreement, or (c) as otherwise approved in writing by NINTENDO.  LICENSEE shall use reasonable security measures, customary within the high technology industry, to reduce the risk of unauthorized interception or retransmission of any Game transmission.  No right of retransmission shall attach to any authorized transmission of a Game,

(b)           modify, install or operate a Game on any server or other device for the purpose of or resulting in the rental, lease, loan or sale of rights of access to the Game,

(c)           emulate, interoperate, interface or link a Game for operation or use with any hardware platform, software program, accessory, computer language, computer environment, chip instruction set, consumer electronics device, telephone, cellphone, PDA, or other device, including for purposes of data interchange, password usage or interactive video game play, other than a Nintendo DS system, an application approved by NINTENDO, or the Development Tools,

(d)           emulate any past, current or future NINTENDO brand video game system, or any portion thereof, in software or hardware or any combination thereof,

(e)           embed, incorporate, or store a Game in any media or format except the Game Card format utilized by the Nintendo DS system, except as may be necessary as a part of the Game development process under this Agreement,

(f)            design, implement or undertake any process, procedure, program or act designed to circumvent the Security Technology,

(g)           utilize the Intellectual Property Rights to design or develop any interactive video game program, except as authorized under this Agreement,

(h)           manufacture or reproduce a Game developed under this Agreement, except through NINTENDO, or

(i)            Reverse Engineer or assist in the Reverse Engineering of all or any part of the Nintendo DS system, including the hardware or software (whether embedded or otherwise), the Development Tools or the Security Technology, except as specifically permitted under the laws and regulations applicable in the Territory.

3.4           Development Tools.  NINTENDO may lease, loan or sell Development Tools, including any improvements made by NINTENDO or NOA from time to time, to LICENSEE to assist in the development of Games under this Agreement on such terms as may be agreed between the parties.  Ownership and use of any Development Tools, whether provided by NINTENDO or NOA, prior to or during the Term hereof, shall be subject to the terms of this Agreement and any separate license or purchase agreement required by NINTENDO.  LICENSEE acknowledges the exclusive interest of NINTENDO in and to the Proprietary Rights associated with the Development Tools.  LICENSEE’s use of the Development Tools shall not create any right, title or interest of LICENSEE therein.  Any license to LICENSEE to use the Development Tools does not extend to: (a) use of the Development Tools for any purpose except the design and development of Games under this Agreement, (b) reproduction or creation of derivatives of the Development Tools, except in association with the development of Games under this Agreement, (c) Reverse Engineering of the Development Tools (except as specifically permitted under the laws and/or regulations applicable in the Territory), or (d) selling, leasing, assigning, lending, licensing, encumbering or otherwise transferring the Development Tools.  Any tools developed or derived by LICENSEE as a result of a study of the performance, design or operation of the Development Tools shall be considered derivative works of the Intellectual Property Rights, but may be retained and utilized by LICENSEE in connection with this Agreement.  Unless LICENSEE can demonstrate that such derivative work has one or more applications that are independent of and separate from the Intellectual Property Rights (“Independent Applications”), it shall be deemed to have granted NOA and NINTENDO an indefinite, worldwide, royalty-free, transferable and Sole License (including the right to sub-license) to such derivative work.  To the extent that LICENSEE can demonstrate one or more Independent Applications, LICENSEE shall be deemed to have granted to NOA and NINTENDO a royalty-free and transferable non-exclusive License (including the right to sub-license) in relation to such Independent Applications for the Term.

4.             SUBMISSION OF GAME AND ARTWORK FOR APPROVAL

4.1           Development and Sale of the Games.  LICENSEE may develop Games and have manufactured, advertise, market and sell Licensed Products for play on the Nintendo DS system only in accordance with this Agreement.

4.2           Delivery of Completed Game.  Upon completion of a Game, LICENSEE shall deliver a prototype of the Game to NINTENDO in a format specified in the Guidelines, together with written user instructions, a complete description of any security holes, backdoors, time bombs, cheats, “Easter eggs” or other hidden features or characters in the Game and a complete screen text script.  NINTENDO shall promptly evaluate the Game with regard to its technical compatibility with and error-free operation on the Nintendo DS system.  LICENSEE must establish that the Game and any other content included on the Game Card complies with the guidelines of the Pan European Game Information System (PEGI), the Unterhaltungssoftware Selbstkontrolle (USK), the Office of Film and Literature Classification (OFLC), or any other national or regional game rating system that NINTENDO may accept, as applicable.  LICENSEE shall be responsible for the submission of the Game to the appropriate national or regional game rating organization and shall provide NINTENDO with a statement or certificate in writing from the relevant organization, confirming the rating for the Game.  Where any such game has been rated as being suitable only for players aged 18 and over (or an equivalent rating), LICENSEE must submit a certificate in writing that confirms the game is rated as no higher than “M” (mature) by the Entertainment Software Rating Board (ESRB) of the U.S.  In addition, NINTENDO reserves the right to require LICENSEE to provide NINTENDO with such additional written indemnification for damages, claims, loss, liability, fine or penalty resulting from the marketing, distribution or sale of a Game with such an age rating, as NINTENDO, in its sole discretion, may request.  If any such age rating is subsequently changed by the relevant organization, LICENSEE shall inform NINTENDO forthwith in writing of that fact and LICENSEE shall then comply with the above provisions in relation to such new age rating.

4.3           Approval of Completed Game.  NINTENDO shall, within a reasonable period of time after receipt, approve or disapprove each submitted Game.  If a Game is disapproved, NINTENDO shall specify in writing the reasons for such disapproval and state what corrections or improvements are necessary.  After making the necessary corrections or improvements, LICENSEE shall submit a revised Game to NINTENDO for approval.  NINTENDO shall not unreasonably withhold or delay its approval of any Game.  The approval of a Game by NINTENDO shall not relieve LICENSEE of its sole responsibility for the development, quality and operation of the Game or in any way create any warranty for a Game or a Licensed Product by NINTENDO.

4.4           Submission of Artwork.  Upon submission of a completed Game to NINTENDO, LICENSEE shall prepare and submit to NINTENDO the Artwork for the proposed Licensed Product.  Within ten (10) business days of receipt, NINTENDO shall approve or disapprove the Artwork.  If any Artwork is disapproved, NINTENDO shall specify in writing the reasons for such disapproval and state what corrections or improvements are necessary.  After making the necessary corrections or improvements, LICENSEE shall submit revised Artwork to NINTENDO for approval.  NINTENDO shall not unreasonably withhold or delay its approval of any Artwork.  The approval of the Artwork by NINTENDO shall not relieve LICENSEE of its sole responsibility for the development and quality of the Artwork or in any way create any warranty for the Artwork or any Licensed Product by NINTENDO.

4.5           Artwork for Bulk Goods.  If LICENSEE submits an order for Bulk Goods, all Artwork shall be submitted to NINTENDO in advance of NINTENDO’s acceptance of the order and no production of Printed Materials shall occur until such Artwork has been approved by NINTENDO under Section 4.4 herein.

5.             ORDER PROCESS, PURCHASE PRICE, PAYMENT AND DELIVERY

5.1           Submission of Orders by LICENSEE.  LICENSEE may at any time submit written purchase orders to NINTENDO for any approved Licensed Product title.  The purchase order shall specify whether it is for Finished Products or Bulk Goods.  The terms and conditions of this Agreement shall take precedence over any contrary terms of such purchase order or any other written documents submitted by LICENSEE.  All orders are subject to acceptance by NINTENDO or its designee.

5.2           Purchase Price and Minimum Order Quantities.  The purchase price and minimum order quantities for Finished Products and Bulk Goods shall be set forth in NINTENDO’s then current Price Schedule.  The purchase price includes the cost of manufacturing the Licensed Products.  No taxes, duties, import fees or other tariffs related to the development, manufacture, import, marketing or sale of the Licensed Products are included in the purchase price and all such taxes are the responsibility of LICENSEE (except for taxes imposed on NINTENDO’s income).  The Price Schedule is subject to change by NINTENDO at any time, provided, however, that any price increase shall be applicable only to purchase orders submitted, paid for, and accepted by NINTENDO after the effective date of the price increase.

5.3           Payment.  Upon placement of an order with NINTENDO, LICENSEE shall pay the full purchase price to NINTENDO either (a) by placement of an irrevocable letter of credit in favor of NINTENDO and payable at sight, issued by a bank acceptable to NINTENDO and confirmed, if requested by NINTENDO, at LICENSEE’s expense, or (b) in cash, by wire transfer to NINTENDO’s designated account.  All associated banking charges are the responsibility of the LICENSEE.

5.4           Shipment and Delivery.  NINTENDO shall deliver the Finished Products and Bulk Goods ordered by LICENSEE to LICENSEE FOB Japan, CIP European Destination or ex-warehouse Grossostheim, as per the terms in the Price Schedule.  Also per the Price Schedule, the minimum shipping quantity is [***] for Finished Products and [***] for Bulk Goods.  Upon mutual consent of NINTENDO and LICENSEE, orders may be delivered in partial shipments with a minimum shipment quantity as specified in the Price Schedule.  Such orders shall be delivered only to countries within the Territory.  Title to the Licensed Products shall vest in accordance with the terms of the applicable letter of credit or, in the absence thereof, per incoterms 2000.

6.             MANUFACTURE OF THE LICENSED PRODUCT

6.1           Manufacturing.  Given NINTENDO’s ownership of the valuable Intellectual Property Rights, NINTENDO shall be the exclusive source for the manufacture of the Game Cards, and shall control all aspects of the manufacturing process, including the selection of the locations and specifications for any manufacturing facilities, determination of materials and processes, appointment of suppliers and subcontractors, and management of all work-in-progress.

6.2           Manufacture of the Licensed Products.  Upon acceptance by NINTENDO of a purchase order for an approved Licensed Product title and payment as provided for under Section 5.3 herein, NINTENDO will arrange for the manufacture of Finished Product or Bulk Goods, as specified in LICENSEE’s purchase order.  In this regard, LICENSEE shall submit to NINTENDO certain technical information as set forth in a questionnaire entitled “Software Submission Requirements” which has been provided to LICENSEE by NINTENDO.

6.3           Security Features.  The final release version of the Game, Game Cards and Printed Materials shall include such Security Technology as NINTENDO, in its sole discretion and at its sole expense, may deem necessary or appropriate.

6.4           Production of Bulk Goods Printed Materials.  For Bulk Goods, LICENSEE shall arrange and pay for the production of the Printed Materials using the Artwork.  Upon receipt of an order of Bulk Goods, LICENSEE shall assemble the Game Cards and Printed Materials into the Licensed Products.  Licensed Products may be sold or otherwise distributed by LICENSEE only in fully assembled condition and placed in a plastic case or other protective packaging.

6.5           Sample Printed Materials and Bulk Goods.  Within a reasonable period of time after LICENSEE’s assembly of the initial order for a Bulk Goods title, LICENSEE shall provide NINTENDO with (a) one (1) sample of the fully assembled, Licensed Product, and (b) five (5) samples of LICENSEE produced Printed Materials for such Licensed Product.

6.6           Retention of Sample Licensed Products by NINTENDO.  NINTENDO may, at its own expense. manufacture reasonable quantities of the Game Cards or the Licensed Products, not to exceed fifty (50) units, to be used for archival purposes, legal proceedings against infringers of the Intellectual Property Rights or for other lawful purposes (but not for resale).

7.             MARKETING AND ADVERTISING

7.1           Approval of Marketing Materials.  LICENSEE represents and warrants that the Marketing Materials shall (a) be of high quality and comply with the Guidelines as well as the guidelines of the PEGI, and (b) comply with all applicable laws, regulations and official codes of practice in those jurisdictions in the Territory where they will be used or distributed.  All LICENSEE controlled websites featuring the Games shall adopt a privacy policy that complies with all applicable local laws, regulations and official guidelines.  To protect NINTENDO’s valuable Intellectual Property Rights, to prevent the dilution of NINTENDO’s trade marks, and to avoid use of the licensed Intellectual Property Rights giving rise to any implication of NINTENDO’s sponsorship, association, approval or endorsement where this is not the case, prior to actual use or distribution, LICENSEE shall submit to NINTENDO for review samples of all proposed Marketing Materials.  NINTENDO shall, within ten (10) business days of receipt, approve or disapprove the quality of such samples.  If any of the samples are disapproved, NINTENDO shall specify the reasons for such disapproval and state what corrections and/or improvements are necessary.  After making the necessary corrections and/or improvements, LICENSEE shall submit revised samples for approval by NINTENDO.  No Marketing Materials shall be used or distributed by LICENSEE without NINTENDO’s prior written approval. NINTENDO shall not unreasonably withhold or delay its approval of any proposed Marketing Materials.

7.2           No Bundling.  To protect NINTENDO’s valuable Intellectual Property Rights, to prevent the dilution of NINTENDO’s trademarks, and to avoid use of the licensed Intellectual Property Rights giving rise to any implication of NINTENDO’s sponsorship, association, approval or endorsement where this is not the case, LICENSEE shall not, without NINTENDO’s prior written approval, market or distribute any Licensed Products that are bundled with (a) any peripheral designed for use with the Nintendo DS system that has not been licensed or approved in writing by NINTENDO, or (b) any other product or service where NINTENDO’s sponsorship, association, approval or endorsement might be suggested by the bundling of the products or services.

7.3           Warranty and Repair.  LICENSEE shall provide the original consumer with a minimum one hundred eighty (180) day (or such longer minimum period as may be required by applicable law) limited warranty on all Licensed Products.  LICENSEE shall also provide reasonable product service, including out-of-warranty service, for all Licensed Products.

7.4           Business Facilities.  LICENSEE agrees to develop and maintain sufficient customer service, either directly or through a third party, to adequately support the Licensed Products.”

7.5           No Sales Outside the Territory.  LICENSEE represents and warrants that it shall not market, sell, offer to sell, import or distribute the Licensed Products outside the Territory, or within the Territory when LICENSEE has actual or constructive knowledge that a subsequent destination of the Licensed Product is outside the Territory.

7.6           Defects and Recall.  In the event of a material programming defect in a Licensed Product that would, in NINTENDO’s reasonable judgment, significantly impair the ability of a consumer to play the Game, NINTENDO may, after consultation with LICENSEE, require the LICENSEE to recall the Licensed Product and undertake suitable repairs or replacements.

7.7           Nintendo Promotional Materials, Publications and Events.  With a view to improving the competitiveness of the video game products consisting of Nintendo video game systems and services and compatible software published by LICENSEE and others, at its option, NINTENDO may (a) insert in the Printed Materials for the Licensed Products promotional materials concerning publications and promotions for such video game products, (b) utilize screen shots, Artwork and information regarding the Licensed Products in all NINTENDO published or officially licensed magazines, official NINTENDO-sponsored web sites, or other advertising, promotional or marketing media that promotes such video game products, services or programs, and (c) exercise public performance rights in the Games and use related trademarks and Artwork in connection with NINTENDO sponsored contests, tours, conventions, trade shows, press briefings and similar events that promote such video game products.

7.8           Nintendo Gateway System.  To promote and increase demand for games on Nintendo video game systems, NINTENDO licenses a system (the “Nintendo Gateway System”) in various non-coin activated commercial settings such as commercial airlines, cruise ships, rail systems and hotels, where customers play games on specially adapted Nintendo video game systems.  If NINTENDO identifies a Game for possible license on the Nintendo Gateway System, the parties agree to conduct good faith negotiations toward including the Game in the Nintendo Gateway System.

8.             CONFIDENTIAL INFORMATION

8.1           Definition.  “Confidential Information” means information provided to LICENSEE by NINTENDO or any third party working with NINTENDO or NOA relating to the hardware and software for the Nintendo DS system or the Development Tools, including, but not limited to, (a) all current or future information, know-how, techniques, methods, information, tools, emulator hardware or software, software development specifications and/or trade secrets, (b) any inventions, patents or patent applications, (c) any business, marketing or sales data or information, and (d) any other information or data relating to development, design, operation, manufacturing, marketing or sales.  Confidential Information shall include all confidential information disclosed, whether in writing, orally, visually, or in the form of drawings, technical specifications, software, samples, pictures, models, recordings, or other tangible items which contain or manifest, in any form, the above listed information.  Confidential Information shall not include (i) data and information that were in the public domain prior to LICENSEE’s receipt of the same hereunder, or that subsequently becomes part of the public domain by publication or otherwise, except by the wrongful act or omission of LICENSEE or any third party, (ii) data and information that LICENSEE can demonstrate, through written records kept in the ordinary course of business, were in its possession without restriction on use or disclosure, prior to its receipt of the same hereunder and were not acquired directly or indirectly from NINTENDO or NOA under an obligation of confidentiality that is still in force, and (iii) data and information that LICENSEE can show were received by it from a third party who did not acquire the same directly or indirectly from NINTENDO or NOA and to whom LICENSEE has no obligation of confidentiality.

8.2           Disclosures Required by Law.  LICENSEE shall be permitted to disclose Confidential Information if such disclosure is required by an authorized governmental or judicial entity, provided that NINTENDO is given Notice thereof at least thirty (30) days prior to such disclosure, or such lesser period as may be needed to comply with such requirement.  LICENSEE shall use its best efforts to limit the disclosure to the greatest extent possible, consistent with LICENSEE’s legal obligations, and if required by NINTENDO, shall cooperate in the preparation and entry of appropriate court orders limiting the persons to whom Confidential Information may be disclosed and the extent of disclosure of such Confidential Information.

8.3           Disclosure and Use.  NINTENDO may provide LICENSEE with highly confidential development information, Guidelines, Development Tools, systems, specifications and related resources and information constituting and incorporating the Confidential Information to assist LICENSEE in the development of Games.  LICENSEE agrees to maintain all Confidential Information as strictly confidential and to use such Confidential Information only in accordance with this Agreement.  LICENSEE shall limit access to the Confidential information to LICENSEE’s employees having a strict need to know and shall advise such employees of their obligation of confidentiality as provided herein.  LICENSEE shall require each such employee to retain in confidence the Confidential Information pursuant to a written non-disclosure agreement between LICENSEE and such employee.  LICENSEE shall use its best efforts to ensure that its employees working with or otherwise having access to Confidential Information shall not disclose or make any unauthorized use of the Confidential Information.

8.4           No Disclosure to Independent Contractors.  LICENSEE shall not disclose the Confidential Information, including without limitation the Guidelines and Intellectual Property Rights, to any Independent Contractor, nor permit any Independent Contractor to perform or assist in development work for a Game, without the prior written consent of NINTENDO.  Any Independent Contractor seeking access to Confidential Information shall be required to enter into a written non-disclosure agreement with NINTENDO or NOA prior to receiving any access to or disclosure of the Confidential Information from either LICENSEE or NINTENDO.

At LICENSEE’s option, the written non-disclosure agreement may be with LICENSEE rather than NINTENDO or NOA, in which case the form and substance of the non-disclosure agreement must be acceptable to NINTENDO.  Also, in such case LICENSEE shall provide to NINTENDO on a continuing basis a listing of all Independent Contractors who have received or been granted access to Confidential Information along with copies of the applicable written non-disclosure agreements.  In addition, LICENSEE shall take all reasonable measures to ensure that its Independent Contractors fulfill the requirements of the applicable written non-disclosure agreements.

LICENSEE shall use its best efforts to ensure that its employees and Independent Contractors working with or otherwise having access to Confidential Information shall not disclose or make unauthorised use of the Confidential Information.  LICENSEE agrees to indemnify NINTENDO against all loss or damage, including consequential economic loss, for breach of these obligations by the LICENSEE, its employees and Independent Contractors.

8.5           Agreement Confidentiality.  LICENSEE agrees that the terms, conditions and contents of this Agreement shall be treated as Confidential Information.  Any public announcement or press release regarding this Agreement or the release dates for Games developed by LICENSEE under this Agreement shall be subject to NINTENDO’s prior written approval.  The parties may disclose this Agreement (a) to accountants, banks, financing sources, lawyers, parent companies and related parties under substantially equivalent confidentiality obligations, (b) in connection with any formal legal proceeding for the enforcement of this Agreement, (c) as required by the regulations of the government agencies in the Territory that regulate publicly-traded securities, provided that all Confidential Information regarding NINTENDO shall be edited from such disclosures to the maximum extent allowed by such government agencies, (d) in response to lawful process, subject to court order limiting the persons to whom Confidential Information may be disclosed and the extent of disclosure of such Confidential Information, approved in advance by NINTENDO, and (e) to a third party proposing to enter into a business transaction with LICENSEE or with NINTENDO, but only to the extent reasonably necessary for carrying out the proposed transaction and only under terms of mutual confidentiality.

8.6           Notification Obligations.  LICENSEE shall promptly notify NINTENDO of the unauthorized use or disclosure of any Confidential Information by LICENSEE or any of its employees, or any Independent Contractor or its employees, and shall promptly act to recover any such information and prevent further breach of the obligations herein.  The obligations of LICENSEE set forth herein are in addition to and not in lieu of any other legal remedy that may be available to NINTENDO under this Agreement or applicable law.

8.7           Continuing Effect of the NDA.  The terms of this Section 8 supplement the terms of the NDA, which shall remain in effect.  In the event of a conflict between the terms of the NDA and this Agreement, the terms of this Agreement shall control.

9.             REPRESENTATIONS AND WARRANTIES

9.1           LICENSEE’s Representations and Warranties.  LICENSEE represents and warrants that:

(a)           it is a duly organized and validly existing corporation and has full authority to enter into this Agreement and to carry out the provisions hereof,

(b)           the execution, delivery and performance of this Agreement by LICENSEE does not conflict with any agreement or understanding to which LICENSEE may be bound, and

(c)           excluding the Intellectual Property Rights, LICENSEE is either (i) the sole owner of all right, title and interest in and to the trademarks, copyrights and other intellectual property rights used on or in association with the development, advertising, marketing and sale of the Licensed Products and the Marketing Materials, or (ii) the holder of such rights to the trademarks, copyrights and other intellectual property rights that have been licensed from a third party as are necessary for the development, advertising, marketing and sale of the Licensed Products and the Marketing Materials under this Agreement.

9.2           NINTENDO’s Representations and Warranties.  NINTENDO represents and warrants that:

(a)           it is a duly organized and validly existing corporation and has full authority to enter into this Agreement and to carry out the provisions hereof, and

(b)           the execution, delivery and performance of this Agreement by NINTENDO does not conflict with any agreement or understanding to which NINTENDO may be bound.

9.3           INTELLECTUAL PROPERTY RIGHTS DISCLAIMER BY NINTENDO.  NINTENDO MAKES NO REPRESENTATION OR WARRANTY CONCERNING THE SCOPE OR VALIDITY OF THE INTELLECTUAL PROPERTY RIGHTS.  NINTENDO DOES NOT WARRANT THAT THE DESIGN, DEVELOPMENT, ADVERTISING, MARKETING OR SALE OF THE LICENSED PRODUCTS OR THE USE OF THE INTELLECTUAL PROPERTY RIGHTS BY LICENSEE WILL NOT INFRINGE UPON PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY. TO THE MAXIMUM EXTENT LEGALLY PERMISSIBLE, ANY WARRANTY, CONDITION OR TERM THAT MAY BE PROVIDED IN ANY APPLICABLE PROVISION OF ANY LAW OR REGULATION IN THE TERRITORY GOVERNING COMMERCIAL ACTIVITY, OR ANY OTHER COMPARABLE LAW OR STATUTE IS EXPRESSLY DISCLAIMED.  LICENSEE HEREBY ASSUMES THE RISK OF INFRINGEMENT.

9.4           GENERAL DISCLAIMER BY NINTENDO.  NINTENDO DISCLAIMS ANY AND ALL WARRANTIES WITH RESPECT TO THE LICENSED PRODUCTS, INCLUDING, WITHOUT LIMITATION, THE SECURITY TECHNOLOGY. LICENSEE PURCHASES AND ACCEPTS ALL LICENSED PRODUCTS ON AN “AS IS” AND “WHERE IS” BASIS. NINTENDO DISCLAIMS ALL WARRANTIES UNDER THE APPLICABLE LAWS OF ANY COUNTRY, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES CONDITIONS OR OTHER TERMS OF ANY KIND OF MERCHANTABILITY OR FITNESS FOR A GENERAL OR PARTICULAR PURPOSE.

9.5           LIMITATION OF LIABILITY.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER NINTENDO NOR ITS SUBSIDIARIES, AFFILIATES, LICENSORS OR SUPPLIERS SHALL BE LIABLE FOR LOSS OF PROFITS, OR FOR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF LICENSEE OR ITS CUSTOMERS ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT BY NINTENDO, THE MANUFACTURE OF THE LICENSED PRODUCTS OR THE USE OF THE LICENSED PRODUCTS ON ANY NINTENDO VIDEO GAME SYSTEM BY LICENSEE OR ANY END USER.

10.          INDEMNIFICATION

10.1         LICENSEE’s Indemnification.  LICENSEE shall indemnify and hold harmless NINTENDO (and any of its affiliates, subsidiaries, licensors, suppliers, officers, directors, employees or agents) from any claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable attorneys’ fees and costs and any expenses incurred in the settlement or avoidance of any such claim, that result from or are in connection with:

(a)           a breach of any of the provisions, representations or warranties undertaken by LICENSEE in this Agreement,

(b)           any infringement of a third party’s Proprietary Rights as a result of the design, development advertising, marketing, sale or use of the Licensed Products or the Marketing Materials,

(c)           any claims alleging a defect, failure to warn, bodily injury (including death) or other personal or property damage arising out of, or in connection with the design, development, advertising, marketing, sale or use of any of the Licensed Products, and

(d)           any applicable civil or criminal actions relating to the design. development, advertising, marketing, sale or use of the Licensed Products or the Marketing Materials.

NINTENDO and LICENSEE shall give prompt Notice to the other of any indemnified claim under this Section 10.1.  With respect to any third party claim subject to this indemnity clause, LICENSEE, as indemnifying party, shall have the right to select counsel and to control the defense and/or settlement thereof.  NINTENDO may, at its own expense, participate in such action or proceeding with counsel of its own choice.  LICENSEE shall not enter into any settlement of any such claim in which (i) NINTENDO has been named as a party, or (ii) claims relating to the Intellectual

Property Rights have been asserted, without NINTENDO’s prior written consent.  NINTENDO shall provide reasonable assistance to LICENSEE in its defense of any such claim.

10.2         LICENSEE’s Insurance.  LICENSEE shall, at its own expense, obtain a commercial general liability insurance policy (including coverage for advertising injury and product liability claims) from an insurance company. Such policy of insurance shall be in an amount of not less than the equivalent of [***] on a per occurrence basis (not claims made) and shall provide for adequate protection against any suits, claims, loss or damage arising out of or relating to the Licensed Products. Such policy shall name NINTENDO as an additional insured and shall specify that it may not be canceled without thirty (30) days prior written Notice to NINTENDO.  A Certificate of Insurance shall be provided to NINTENDO not later than the date of the initial order of Licensed Products under this Agreement or within 60 days of the Effective Date of this Agreement, whatever date occurs later. If LICENSEE fails to provide NINTENDO with such Certificate of Insurance or fails to maintain such insurance at any time during the Term and for a period of two (2) years thereafter, NINTENDO, in its sole discretion may: (a) terminate this Agreement in accordance with Section 13.2 herein; or (b) secure comparable insurance for the benefit of NINTENDO only, and not for LICENSEE, at LICENSEE’s expense.

10.3         Suspension of Production.  In the event NINTENDO deems itself at risk with respect to any claim, action or proceeding under this Section 10, NINTENDO may, at its sole option, suspend production, delivery or order acceptance for any Licensed Products, in whole or in part, pending resolution of such claim, action or proceeding.

11.          PROTECTION OF PROPRIETARY RIGHTS

11.1         Joint Actions Against Infringers.  LICENSEE and NINTENDO may agree to jointly pursue cases of infringement involving the Licensed Products, as such Licensed Products will contain Proprietary Rights owned by each of them.  Unless the parties otherwise agree, or unless the recovery is expressly allocated between them by the court, in the event of such an action, any recovery shall be used first to reimburse LICENSEE and NINTENDO for their respective reasonable attorneys’ fees and costs incurred in bringing such action, pro rata, and any remaining recovery shall be distributed to LICENSEE and NINTENDO, pro rata, based upon the fees and costs incurred in bringing such action.

11.2         Actions by LICENSEE.  LICENSEE, without the consent of NINTENDO, may bring any action or proceeding relating to an infringement or potential infringement of LICENSEE’s Proprietary Rights in the Licensed Products.  LICENSEE shall make reasonable efforts to inform NINTENDO of such actions in a timely manner.  LICENSEE will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

11.3         Actions by NINTENDO.  NINTENDO, without the consent of LICENSEE, may bring any action or proceeding relating to an infringement or potential infringement of the Intellectual Property Rights.  NINTENDO shall make reasonable efforts to inform LICENSEE of such actions in a timely manner.  NINTENDO will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

12.          ASSIGNMENT

12.1         Definition.  “Assignment” means every type and form of assignment, transfer, sale, sublicense, delegation, encumbrance, pledge and/or hypothecation of LICENSEE’s rights or obligations under this Agreement, including, but not limited to, (a) a voluntary assignment, transfer, sale, sublicense, delegation, encumbrance, pledge and/or hypothecation by LICENSEE of all or any portion of its rights or obligations under this Agreement, (b) the assignment, transfer, sale, sublicense, delegation, encumbrance, pledge and/or hypothecation of all or any portion of LICENSEE’s rights or obligations under this Agreement to or by LICENSEE’s trustee in bankruptcy receiver or other individual or entity appointed to control or direct the business and affairs of LICENSEE, (c) an involuntary assignment, transfer, sale, sublicense, delegation, encumbrance, pledge or hypothecation of all or a portion of LICENSEE’s rights or obligations under this Agreement, including but not limited to a  foreclosure by a  third party upon assets of LICENSEE, (d) the merger or consolidation of

LICENSEE if LICENSEE is a corporation, and (a) any other means or method whereby rights or obligations of LICENSEE under this Agreement are sold, assigned or transferred to another individual or entity for any reason. Assignment also includes the sale, assignment, transfer or other event affecting a change in the controlling interest of LICENSEE, whether by sale, transfer or assignment of shares in LICENSEE, or by sale, transfer or assignment of partnership interests in LICENSEE, or otherwise.

12.2         No Assignment by LICENSEE.  This Agreement and the subject matter hereof are personal to LICENSEE.  No Assignment of LICENSEE’s rights or obligations hereunder shall be valid or effective without NINTENDO’s prior written consent, which consent may be withheld by NINTENDO for any reason whatsoever in its sole discretion.  In the event of an attempted Assignment in violation of this provision, NINTENDO shall have the right at any time, at its sole option, to immediately terminate this Agreement.  Upon such termination, NINTENDO shall have no further obligation under this Agreement to LICENSEE or to LICENSEE’s intended or purported assignee.

12.3         Proposed Assignment.  Prior to any proposed Assignment of this Agreement, LICENSEE shall give NINTENDO not less than thirty (30) days prior written Notice thereof, which Notice shall disclose the name of the proposed assignee, the proposed effective date of the Assignment and the nature and extent of the rights and obligations that LICENSEE proposes to assign.  NINTENDO may, in its sole discretion, approve or disapprove such proposed Assignment.  Unless written consent is given by NINTENDO to a proposed Assignment, any attempted or purported Assignment shall be deemed disapproved and NINTENDO shall have the unqualified right, in its sole discretion, to terminate this Agreement at any time.  Upon termination, NINTENDO shall have no further obligation under this Agreement to LICENSEE or to LICENSEE’s intended or purported assignee.

12.4         LICENSEE’s Obligation of Non-Disclosure.  LICENSEE shall not (a) disclose NINTENDO’s Confidential Information to any proposed assignee of LICENSEE, or (b) permit access to NINTENDO’s Confidential Information by any proposed assignee or other third party, without the prior written consent of NINTENDO to such disclosure.

13.          TERM AND TERMINATION

13.1         Term.  This Agreement shall commence on the Effective Date and shall continue for the Term, unless earlier terminated as provided herein, or extended by a written amendment to this Agreement.

13.2         Default or Breach.  In the event that either party is in default or commits a breach of this Agreement that is not cured within thirty (30) days after Notice thereof, then this Agreement shall, except as otherwise provided, automatically terminate on the date specified in such Notice.

13.3         Bankruptcy.  At NINTENDO’s option, this Agreement may be terminated immediately and without Notice in the event that LICENSEE (a) makes an assignment for the benefit of creditors, (b) becomes insolvent, (c) files a voluntary petition for bankruptcy, (d) acquiesces to any involuntary bankruptcy petition, (e) is adjudicated as a bankrupt, or (f) ceases to do business.

13.4         Termination Other Than by Breach.  Upon (a) the expiration of this Agreement, (b) its termination other than by LICENSEE’s breach, or (c) termination of this Agreement by NINTENDO after one hundred twenty days (120) Notice to LICENSEE in the event NINTENDO reasonably believes that LICENSEE has developed, marketed, or sold a product that infringes any intellectual property rights of NINTENDO anywhere in the world (provided that if the parties are able to resolve such alleged infringement within such 120 day period, such termination shall not take effect), LICENSEE shall have a period of [***] to sell any unsold Licensed Products.  All Licensed Products in LICENSEE’S control following the expiration of such sell-off period shall be destroyed by LICENSEE within ten (10) days and proof of such destruction (certified by an officer of LICENSEE) shall be provided to NINTENDO.

13.5         Termination by LICENSEE’s Breach.  If this Agreement is terminated by NINTENDO as a result of a breach of its terms and conditions by LICENSEE, LICENSEE shall immediately cease all distribution, advertising, marketing or sale of any Licensed Products.  All Licensed Products in LICENSEES control as of the date of such termination shall be destroyed by LICENSEE within ten (10) days and proof of such destruction (certified by an officer of LICENSEE) shall be provided to NINTENDO.

13.6         Breach of NDA or Other NINTENDO License Agreements.  At NINTENDO’s option, any breach by LICENSEE of (a) the NDA, or (b) any other license agreement between NINTENDO and LICENSEE relating to the development of games for any Nintendo video game system that is not cured within the time period for cure allowed under the applicable agreement, shall be considered a material breach of this Agreement (and which shall give NINTENDO reasonable cause to believe that it needs to terminate this Agreement so as to protect its legitimate business interests) entitling NINTENDO to terminate this Agreement in accordance with Section 13.5 herein.

13.7         No Further Use of the Intellectual Property Rights.  Upon expiration and/or termination of this Agreement, LICENSEE shall cease all use of the Intellectual Property Rights for any purpose, except as may be required in connection with the sale of Licensed Products authorized under Section 13.4 herein.  LICENSEE shall, within thirty (30) days thereafter, return or destroy all Guidelines, writings, drawings, models, data, tools and other materials and things in LICENSEE’s possession or in the possession of any past or present employee, agent or contractor receiving the information through LICENSEE, that constitute or relate to or disclose any Confidential Information, without making copies or otherwise retaining any such information. Proof of any destruction shall be certified by an officer of LICENSEE and promptly provided to NINTENDO.

13.8         Termination by NINTENDO’s Breach.  If this Agreement is terminated by LICENSEE as a result of a breach of its terms or conditions by NINTENDO, LICENSEE may continue to sell the Licensed Products in the Territory until the expiration of the Term, at which time the provisions of Section 13.4 shall apply.

14.          GENERAL PROVISIONS

14.1         Compliance with Applicable Laws and Regulations.  LICENSEE shall at all times comply with applicable laws, regulations and orders in the countries of the Territory relating to or in any way affecting this Agreement and LICENSEE’s performance under this Agreement, including, without limitation, the export laws and regulations of any country with jurisdiction over the Licensed Products and/or either party.  LICENSEE shall not market, distribute, or sell the Game and/or Game Cards in any country in the Territory in which such marketing, distribution or sale would violate any applicable laws, regulations or orders of such country.

14.2         Force Majeure.  Neither party shall be liable for any breach of this Agreement occasioned by any cause beyond the reasonable control of such party, including governmental action, war, terrorism, riot or civil commotion, fire, natural disaster, labor disputes, restraints affecting shipping or credit, delay of carriers, inadequate supply of suitable materials or any other cause that could not with reasonable diligence be controlled or prevented by the parties.  In the event of material shortages, including shortages of materials or production facilities necessary for production of the Licensed Products, NINTENDO reserves the right to allocate such resources among itself and its licensees.

14.3         Records and Audit.  During the Term and for a period of two (2) years thereafter, LICENSEE agrees to keep accurate, complete and detailed records related to the development and sale of the Licensed Products and the Marketing Materials.  Upon reasonable Notice to LICENSEE, NINTENDO may, at its expense, arrange for a third party audit of LICENSEE’s records, reports and other information related to LICENSEE’s compliance with this Agreement.

14.4         Waiver, Severability, Integration, and Amendment.  The failure of a party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of such party to thereafter enforce such provision.  In the event that any term, clause or provision of this Agreement shall be construed to be or adjudged invalid, void or unenforceable, such term, clause or provision shall be construed as severed from this Agreement, and the remaining terms, clauses and provisions shall remain in effect.  Together with the NDA, this Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. All prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement and the NDA.  Any amendment to this Agreement shall be in writing, signed by both parties.

14.5         Survival.  In addition to those rights specified elsewhere in this Agreement that may reasonably be interpreted or construed as surviving, the rights and obligations set forth in Sections 3, 8, 9, 10, 13 and 14 shall survive any expiration or termination of this Agreement to the degree necessary to permit their complete fulfillment or discharge.

14.6         Governing Law and Venue.  This Agreement shall be governed by the laws of Japan, without regard to its conflict of laws principles.  Any legal action (including judicial and administrative proceedings) with respect to any matter arising under or growing out of this Agreement, shall be brought only in the Kyoto District Court.  Each party hereby consents to the jurisdiction and venue of such courts for such purposes.

14.7         Injunctive Relief.  LICENSEE acknowledges that in the event of its breach of this Agreement, NINTENDO shall be entitled to seek injunctive or other similar available relief in addition to any additional relief available to NINTENDO.

14.8         Attorneys’ Fees.  In the event it is necessary for either party to this Agreement to undertake legal action to enforce or defend any action arising out of or relating to this Agreement, the prevailing party in such action shall be entitled to recover from the other party all reasonable attorneys’ fees, costs and expenses relating to such legal action or any appeal therefrom.

14.9         Expansion of Rights.  NINTENDO may expand the rights granted to LICENSEE under this Agreement by providing written notice of such expansion of rights to LICENSEE and without having to enter into a written addendum to the present Agreement with LICENSEE.

14.10       Delegation of Duties.  NINTENDO, at its option, may delegate its duties under the present Agreement to a wholly owned subsidiary.  To the extent necessary for the parties to carry out their duties under this Agreement, NINTENDO shall provide notice to LICENSEE of any such delegation, including to whom at NINTENDO’s wholly owned subsidiary communications from LICENSEE under this Agreement may be directed.  Also in the event of a delegation by NINTENDO, the provisions of this Agreement shall continue to govern the relationship between NINTENDO and LICENSEE and shall govern the relationship between NINTENDO’s subsidiary and LICENSEE, subject to any amendments or modifications to this Agreement which such subsidiary and LICENSEE may agree to in their relationship. NINTENDO shall remain obligated under the present Agreement for the performance of NINTENDO’s duties by NINTENDO’s subsidiary.

14.11       Counterparts and Signature by Facsimile.  This Agreement may be signed in counterparts, that shall together constitute a complete Agreement.  A signature transmitted by facsimile shall be considered an original for purposes of this Agreement.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the dates set forth below.

NCL:		LICENSEE:

Nintendo Co., Ltd.		Activision, Inc.

By:	/s/ Satoru Iwata	By:	/s/ George Rose
George Rose
	President		General Counsel

Date:	June 20, 2006	Date:	April 1, 2006

LICENSEE:

Activision Publishing, Inc.

By:	/s/ George Rose
George Rose
Title:

Date:	April 1, 2006

LICENSEE:

Activision UK, Ltd.

By:	/s/ George Rose
George Rose
Director

Date:	April 1, 2006

LICENSEE:

ACTVI France, S.A.S.

By:	/s/ George Rose
George Rose
Director

Date:	April 1, 2006

LICENSEE:

Activision GmbH

By:	/s/ George Rose
George Rose
Managing Director

Date:	April 1, 2006

LICENSEE:

Activision Pty, Ltd.

By:	/s/ George Rose
George Rose
Director

Date:	April 1, 2006

Enclosure:

Annex A - Guidelines on Ethical Content

Annex A

Guidelines on Ethical Content

The following Guidelines on Ethical Content are presented for assistance in the development of Games by defining the types of the theme inconsistent with NINTENDO’s corporate philosophy.  Exceptions may be made when necessary to maintain the integrity of the Game or the Game’s theme.  Games shall not:

(a)                                  contain sexually explicit content including but not limited to nudity, rape, sexual intercourse and sexual touching; for instance, NINTENDO does not allow bare-breasted women in Games, however, mild displays of affection such as kissing or hugging are acceptable;

(b)                                 contain language or depictions which specifically denigrate members of any race, gender, ethnicity, religion or political group;

(c)                                  depict gratuitous or excessive blood or violence. NINTENDO does not permit depictions of animal cruelty or torture;

(d)                                 depict verbal or physical spousal or child abuse;

(e)                                  permit racial, gender, ethnic, religious or political stereotypes; for example. religious symbols such as crosses will be acceptable when fitting into the theme of the Game and not promoting a specific religious denomination;

(f)                                    use profanity, obscenity or incorporate language or gestures that are offensive by prevailing public standards and tastes; and

(g)                                 promote the use of illegal drugs, smoking materials, tobacco and/or alcohol; for example, NINTENDO does not allow gratuitous beer or cigarette advertisement anywhere in a Game; however, Sherlock Holmes smoking a pipe would be acceptable as it fits the theme of the Game.

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